Exhibit 4.5.4
AMENDMENT TO INVESTOR RIGHTS AGREEMENT AND CONSENT
     This Amendment to Investor Rights Agreement and Consent (this “Amendment and Consent”) is entered into this ___day of November 2005 by and among Iomai Corporation, a Delaware corporation (the “Company”), and those Purchasers listed on the signature pages hereto (the “Consenting Purchasers”). The Company and the Consenting Purchasers collectively are referred to as the “Parties.” Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in that certain Investor Rights Agreement by and among the Company and the Purchasers (as defined therein) party thereto, dated December 4, 2002 (the “Investor Rights Agreement”).
     WHEREAS, in the event the Company effects a reverse split of its capital stock (the “Reverse Stock Split”), the Parties desire to amend the Investor Rights Agreement;
     WHEREAS, the Parties desire to amend the Investor Rights Agreement to contemplate any stock split, stock dividend, recapitalization, combination of shares of the Company or other similar events that may be duly authorized by the Board of Directors of the Company (the “Board”) in the future;
     WHEREAS, the Company is contemplating a proposed initial public offering of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended;
     WHEREAS, the Company is contemplating entering into a development and license relationship (the “Influenza Development Relationship”) with Solvay Pharmaceuticals B.V. (an affiliate of Solvay S.A. and referred to collectively with Solvay S.A. herein as “Solvay”) which would require the Company to invest more than $1,000,000 during the upcoming fiscal year and more than $3,000,000 in the aggregate in a Phase II proof of principle clinical trial and other activities to support development of a needle-free influenza vaccine product;
     WHEREAS, in connection with the Influenza Development Relationship, the Company is contemplating the sale and issuance to Solvay of 150,000 shares of Series D Preferred Stock (the “Series D Issuance”) prior to the closing of its initial public offering;
     WHEREAS, to facilitate the Company’s proposed Influenza Development Relationship and associated Series D Issuance (collectively, the “Solvay Transaction”), the Consenting Purchasers desire to approve the Company’s issuance of certain registration rights to Solvay, to waive any and all rights of the Purchasers to participate in the Series D Issuance and to consent to the Solvay Transaction and waive the application of any provisions under the Investor Rights Agreement that conflict with the Company’s activities in connection with the Solvay Transaction;
     WHEREAS, to facilitate the Company’s initial public offering, the Consenting Purchasers desire to approve certain actions to be taken by the Company with respect to employment agreements and the Company’s stock incentive plans;

     WHEREAS, pursuant to its right of first refusal under that certain Stockholders’ Agreement dated December 4, 2002 by and among the Company, Elan International Services, Ltd. (“EIS”) and those Stockholders listed on the signature pages thereto (the “Stockholders’ Agreement”), the Company may repurchase up to 14,734,578 shares of its Series B Preferred Stock which has been offered for sale by EIS to Saints Capital (subject to the Company’s right of first refusal) at an aggregate purchase price of approximately $3.5 million (the “EIS Repurchase”);
     WHEREAS, Section 6.4 of the Investor Rights Agreement provides that, unless otherwise expressly set forth in the Investor Rights Agreement, any term of the Investor Rights Agreement may be amended and the observance of any term of the Investor Rights Agreement may be waived with the written consent of the Company and the holders of at least 60% of the Registrable Shares;
     WHEREAS, Section 2.10 of the Investor Rights Agreement requires the prior affirmative vote or written consent of Purchasers holding at least a majority of the Registrable Shares to approve the grant of certain registration rights by the Company to stockholders other than the Purchasers;
     WHEREAS, Section 3.1(h)(vii) of the Investor Rights Agreement requires the prior written consent of the holders of a majority of the Shares then outstanding to waive the participation rights of the Purchasers under Section 3.1 of the Investor Rights Agreement;
     WHEREAS, the waiver of any term set forth in Section 4.3 (Negative Covenants of the Company) of the Investor Rights Agreement requires the prior affirmative vote or prior written consent of the holders of a majority of the then outstanding shares of Series B Preferred and Series C Preferred that are held by Persons other than Competitors, voting together as a single class (on an as converted basis); and
     WHEREAS, the Consenting Purchasers are the holders of (a) at least 60% of the Registrable Shares, (b) a majority of the outstanding Shares and (c) a majority of the outstanding shares of Series B Preferred and Series C Preferred that are held by Persons other than Competitors.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the Parties agree as follows:
1.	Amendments to Investor Rights Agreement.
(a)	Amendment Upon Effectiveness of the Reverse Stock Split. Subject only to the effectiveness of the Reverse Stock Split, the reference to “10,000,000 shares” in Section 4.1(d) of the Investor Rights Agreement shall be proportionately reduced to reflect the Reverse Stock Split.

(b)	Amendment to Accommodate Future Stock Adjustments. The Investor Rights Agreement is hereby amended by inserting the following sentence at the end of Section 4.1(d): “In the event of any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, then the number of shares required to be held by a Purchaser pursuant to the first sentence of this Section 4.1(d) shall automatically be adjusted accordingly.”
2.	Written Consent of Purchasers.
(a)	Approval of Grant of Registration Rights to Solvay. The Consenting Purchasers constituting at least a majority of the Registrable Shares hereby approve, in accordance with Section 2.10 of the Investor Rights Agreement, the following actions by the Company in connection with the Series D Issuance:
(1)	the entry by the Company into an agreement with Solvay whereby Solvay would be permitted to include securities of the Company in any Registration Statement; and

(2)	the grant by the Company of registration rights to Solvay which are equal to those of the Purchasers with respect to underwriter cutbacks.
(b)	Approval of Actions by the Company Subject to Negative Covenants. The Consenting Purchasers constituting at least a majority of the outstanding shares of Series B Preferred and Series C Preferred that are held by Persons other than Competitors, voting together as a single class, hereby approve, in accordance with Section 4.3 of the Investor Rights Agreement, the following actions by the Company:
(1)	adoption by the Company of the 2005 Incentive Plan, attached hereto as Exhibit A;

(2)	adoption by the Company of the 2006 Employee Stock Purchase Plan, attached hereto as Exhibit B; and

(3)	repurchase by the Company of any or all shares of Series B Preferred Stock currently held by EIS to the extent the EIS Repurchase is recommended by the Board or a committee thereof.
(c)	Approval of Solvay Transaction Related Activities by the Company. Pursuant to section 6.4 of the Investor Rights Agreement, and solely in connection with the Solvay Transaction, the Consenting Purchasers, being the holders of at least 60% of the Registrable Shares and a majority of the outstanding shares of Series B Preferred and Series C Preferred that are held by Persons other than Competitors, for themselves and for all other parties to the Investor Rights Agreement, hereby consent to the Solvay Transaction and waive the application of any provisions under the Investor Rights Agreement that conflict with (i) entering into the Solvay Transaction, (ii) the agreements entered into in connection with the Solvay Transaction, and (iii) the performance by the Company of its obligations in connection with the Solvay Transaction.
     3. Waiver of Participation Rights. In the event that the Company sells or issues Series D Preferred Stock or agrees to sell or issue Series D Preferred Stock to Solvay in connection with the Series D Issuance, the Consenting Purchasers hereby waive any and all participation rights of the Purchasers set forth in Section 3.1 of the Investor Rights Agreement on behalf of all of the Purchasers.
     4. Miscellaneous. Except as expressly amended, approved or waived hereby, the provisions of the Investor Rights Agreement are and shall remain in full force and effect. The section and other headings of this Amendment and Consent are for convenience of reference only and are not to be considered in construing this Amendment and Consent. This Amendment and Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. Unless otherwise noted, any Consenting Purchaser’s signature that appears on the signature pages hereto is deemed a vote with respect to all shares of capital stock of the Company held of record by such Consenting Purchaser.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Amendment to Investor Rights Agreement and Consent as of the date first written above.

COMPANY:	IOMAI CORPORATION
By:
		Name:	Stanley C. Erck
		Title:	Chief Executive Officer and President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

CONSENTING PURCHASERS:	ELAN INTERNATIONAL SERVICES, LTD.

By:

Name:
Title:

ALEXANDRIA REAL ESTATE EQUITIES, L.P.

By:

Name:
Title:

CNF INVESTMENTS, LLC

By:

Name:
Title:

DOMAIN PARTNERS V, L.P.

By:

Name:
Title:

DP V ASSOCIATES, L.P.

By:

Name:
Title:

ESSEX WOODLANDS HEALTH VENTURES V, L.P.

By:

Name:
Title:

FBR INFINITY II VENTURES (Israel) LP

By:

Name:
Title:

FBR INFINITY II VENTURES LP

By:

Name:
Title:

FBR INFINITY II VENTURES (Erisa) LP

By:

Name:
Title:

GLOBAL CAPITAL FINANCE GMBH & CO. EUROPE KG

By:

Name:
Title:

MEDIMMUNE VENTURES, INC.

By:

Name:
Title:

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By:

Name:
Title:

NEA VENTURES 2002, LIMITED PARTNERSHIP

By:

Name:
Title:

PROQUEST INVESTMENTS II, L.P.

By:

Name:
Title:

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.

By:

Name:
Title:

SAM SUSTAINABILITY PRIVATE EQUITY, L.P.

By:

Name:
Title:

TECHNOLOGY PARTNERS FUND VI, L.P.

By:

Name:
Title:

TECHNOLOGY PARTNERS FUND VII, L.P.

By:

Name:
Title:

TECHNOLOGY PARTNERS AFFILIATES VII, L.P.

By:

Name:
Title:

ETP/FBR VENTURE CAPITAL II, LLC

By:

Name:
Title:

CHINA DEVELOPMENT INDUSTRIAL BANK INC.

By:

Name:
Title:

PAN-PACIFIC VENTURE CAPITAL CO., LTD.

By:

Name:
Title:

AIG PRIVATE EQUITY PORTFOLIO, L.P.

By:

Name:
Title:

AIG PRIVATE EQUITY PORTFOLIO II, L.P.

By:

Name:
Title:

AIG HORIZON PARTNERS FUND, L.P.

By:

Name:
Title:

AIG HORIZON SIDE-BY-SIDE FUND, L.P.

By:

Name:
Title:

COSMOS BIO LIFE SCIENCES, LLC

By:

Name:
Title:

EIICHI IDA

By:

Name:
Title:

GLOBAL CAPITAL FINANCE BEKILIGUNGAN AG

By:

Name:
Title:

Exhibit A
2005 INCENTIVE PLAN

Exhibit B
2006 EMPLOYEE STOCK PURCHASE PLAN